UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust II

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, IL	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-138490.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of each of PowerShares KBW Bank Portfolio, PowerShares KBW Capital Markets Portfolio, PowerShares KBW Insurance Portfolio and PowerShares KBW Regional Banking Portfolio, each a series of PowerShares Exchange-Traded Fund Trust II (the “Trust”) to be registered hereunder is set forth in the Post-Effective Amendment No. 260 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977) as filed with the Securities and Exchange Commission on October 21, 2011, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
PowerShares KBW Bank Portfolio	45-3552700
PowerShares KBW Capital Markets Portfolio	45-3552674
PowerShares KBW Insurance Portfolio	45-3552646
PowerShares KBW Regional Banking Portfolio	45-3552602

ITEM 2.	EXHIBITS.

1.                                       The Trust’s Amended and Restated Declaration of Trust is included as exhibit (a) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 20, 2007.

2.                                       The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on June 6, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 21, 2011

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary